UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware		46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 443-1860

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Matinas BioPharma Holdings, Inc. (the “Company”) held on October 29, 2015, our stockholders voted on the three proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on September 22, 2015 (the “Proxy Statement”). The final results for the votes regarding each proposal are set forth below.

1. Our stockholders elected the following individuals to serve on our board of directors until the annual meeting of shareholders to be held in 2016. The tabulation of votes with respect to the election of such directors was as follows:

	FOR	AUTHORITY WITHHELD	BROKER NON-VOTE
Herbert Conrad	31,296,566	500	6,538,273

Roelof Rongen	31,296,566	500	6,538,273

Stefano Ferrari	31,296,566	500	6,538,273

Adam Stern	31,296,566	500	6,538,273

James Scibetta	31,296,566	500	6,538,273

2. Our stockholders approved the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
37,528,354	306,985	—	—

3. Our stockholders approved the amendment to our Certificate of Incorporation to increase the maximum number of authorized shares of the Company’s common stock, from 150,000,000 authorized shares to 250,000,000 authorized shares. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
35,281,324	1,221,439	1,332,576	—

The foregoing description of the amendment to our Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the text of the amendment, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibit	Description
3.1	Certificate of Amendment dated October 29, 2015 to Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Date: November 4, 2015	/s/ Roelof Rongen
Roelof Rongen, President and Chief Executive Officer